FORM 4	UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL
OMB Number: 3235-0287 Expires: February 28, 2018 Estimated average burden hours per response 0.5
Check this box if no longer subject to Section 16. Form 4 or Form 5 obligations may continue. See Instruction 1(b).	STATEMENT OF CHANGES IN BENEFICIAL OWNERSHIP
Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 or Section 30(h) of the Investment Company Act of 1940

1. Name and address of Reporting Person* Basswood Capital Management, L.L.C.		2. Issuer Name and Ticker or Trading Symbol Dime Community Bancshares, Inc. (“DCOM”)					5. Relationship of Reporting Person(s) to Issuer (Check all applicable)
							X	Director		10% Owner
(Last) (First) (Middle)					Officer (give title below)		X	Other (specify below)
645 Madison Avenue, 10th Floor		3. Date of Earliest Transaction (Month/Day/Year) 10/23/2026					Director-by-Deputization
New York NY 10022		4. If Amendment, Date of Original Filed (Month/Day/Year)					6. Individual or Joint/Group Filing (Check Applicable Line)
								Form filed by One Reporting Person
(City) (State) (Zip)		X		Form filed by More than One Reporting Person
		Table 1 – Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned
1. Title of Security (Instr. 3)	2. Trans- action Date (Month/ Day/ Year)	2A. Deemed Execution Date, if any (Month/ Day/Year)	3. Trans- action Code (Instr. 8)		4. Securities Acquired (A) or Disposed of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Owner- ship Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Common Stock, par value $0.01 per share (“Common Stock”)	10/23/2026		S		31,146	D	$42.68	875,479	I	(1)(2)
Common Stock	10/23/2026		S		8,571	D	$42.68	22,711	I	(1)(3)
Common Stock	10/23/2026		S		14,032	D	$42.68	115,637	I	(1)(4)
Common Stock	10/23/2026		S		688	D	$42.68	5,411	I	(1)(5)
Common Stock	10/23/2026		S		35,563	D	$42.68	384,776	I	(1)(6)
Common Stock	10/26/2026		S		7,648	D	$43.05	867,831	I	(1)(2)
Common Stock	10/26/2026		S		807	D	$43.05	21,904	I	(1)(3)
Common Stock	10/26/2026		S		2,165	D	$43.05	113,472	I	(1)(4)
Common Stock	10/26/2026		S		101	D	$43.05	5,310	I	(1)(5)
Common Stock	10/26/2026		S		5,438	D	$43.05	379,338	I	(1)(6)
Common Stock								1,545	I	(1)(7)
Common Stock								179,380	D(1)(8)
Common Stock								138,282	D(1)(9)

1. Title of Derivative Security (Instr. 3)	2. Conver- sion or Exercise Price of Deri-vative Security	3. Trans- action Date (Month/ Day/ Year)	3A. Deemed Execution Date, if any (Month/ Day/ Year)	4. Trans- action Code (Instr. 8)		5. Number of Deriv-ative Securities Ac-quired (A) or Dis-posed of (D) (Instr. 3, 4 and 5)		6. Date Exer- cisable and Expiration Date (Month/Day/ Year)		7. Title and Amount of Underlying Securities (Instr. 3 and 4)		8. Price of Deriv- ative Security (Instr. 5)	9. Number of derive- ative Secur- ities Bene- ficially Owned following Reported Transaction(s) (Instr. 4)	10. Owner- ship Form of Deriv- ative Security: Direct (D) or Indirect (I) (Instr. 4)	11. Nature of Indirect Beneficial Ownership (Instr. 4)
				Code	V	(A)	(D)	Date Exer-cisable	Expira- tion Date	Title	Amount or Number of Shares

REPORTING OWNERS

Reporting Owner Name/Address	Relationships
	Director	10% Owner	Officer	Other
Matthew Lindenbaum Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X
Bennett Lindenbaum Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X			Director-by-Deputization
Basswood Capital Management, L.L.C. Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X			Director-by-Deputization
Basswood Financial Fund, LP
Address: Basswood Capital Management, L.L.C.
645 Madison Avenue, 10th Floor
New York, NY 10022
Address: Basswood Capital Management, L.L.C.
645 Madison Avenue, 10th Floor
New York, NY 10022
	X			Director-by-Deputization
Basswood Financial Fund, Ltd. Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X			Director-by-Deputization
Basswood Opportunity Partners, LP Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X			Director-by-Deputization
Basswood Financial Long Only Fund, LP Address: Basswood Capital Management, L.L.C. 645 Madison Avenue, 10th Floor New York, NY 10022	X			Director-by-Deputization

Explanation of Responses:
Notes are included on Exhibit 99.1 hereto.

Remarks:
Exhibit List:
Exhibit 99.1 - Explanation of Responses
Exhibit 99.2 - Joint Filer Information
Exhibit 99.3 - Joint Filers’ Signatures

BASSWOOD CAPITAL MANAGEMENT, L.L.C.,

____________________________________

10/27/2026
** Signature of Reporting Persons

Date

Designated Filer:

Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:

Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:
October 23, 2026

Explanation of Responses:
1.
This Form 4 is filed on behalf of Matthew Lindenbaum, Bennett Lindenbaum, Basswood Capital Management, L.L.C. (“BCM”), Basswood Financial Fund, LP (“BFF LP”), Basswood Financial Fund, Ltd. (“BFF LTD”), Basswood Opportunity Partners, LP (“BOP”) and Basswood Financial Long Only Fund, LP (“BFLOF”) (collectively, the “Reporting Persons”).  BCM is the investment manager or adviser to BFF LP, BFF LTD, BOP, BFLOF and Basswood Strategic Financial Fund (“BSFF”) and (collectively, the “Funds”) and certain separate managed accounts managed by BCM (the “Managed Accounts”) and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts. Basswood Partners, L.L.C. (“Partners”) is the general partner of BFF LP, BOP, BFLOF, and BSFF, and may be deemed to have a pecuniary interest in the Common Stock held directly by BFF LP, BOP, BFLOF, and BSFF. Matthew Lindenbaum and Bennett Lindenbaum are the managing members of BCM and may be deemed to have a pecuniary interest in the Common Stock directly held by the Funds and held in the Managed Accounts, and also directly hold shares of Common Stock. In accordance with Instruction 4(b)(iv), the entire amount of Common Stock held by the Funds or Managed Accounts are reported herein. Each Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Funds or Managed Accounts, except to the extent of any direct or indirect pecuniary interest therein. BCM also disclaims beneficial ownership of the shares held directly by Matthew Lindenbaum and Bennett Lindenbaum. Matthew Lindenbaum and Bennett Lindenbaum each disclaim beneficial ownership of the shares held directly by the other. The inclusion of these securities in this report shall not be deemed an admission of beneficial ownership of any securities reported herein for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise.
Matthew Lindenbaum, a managing member of BCM, serves on the board of directors of the Issuer as a representative of the Reporting Persons.  As a result, each of the Reporting Persons is a “director-by-deputization” solely for purposes of Section 16 of the Exchange Act.  By reason of the provisions of Rule 16a-1 of the Exchange Act, each of the Reporting Persons may be deemed to be a beneficial owner of the shares of Common Stock issued to Matthew Lindenbaum.
2.
Common Stock held directly by certain separate Managed Accounts managed by BCM.
3.
Common Stock held directly by BFLOF.
4.
Common Stock held directly by BFF LP.
5.
Common Stock held directly by BFF LTD.
6.
Common Stock held directly by BOP.
7.
Common Stock held directly by BSFF.
8.
Common Stock held directly by Matthew Lindenbaum, which includes 1,865 shares of Common Stock underlying restricted stock unit awards. As of the date hereof, Matthew Lindenbaum also has a short position of 161,016 shares of Common Stock that was entered into prior to Matthew Lindenbaum becoming a reporting person.
9.
Common Stock held directly by Bennett Lindenbaum. As of the date hereof, Bennett Lindenbaum also has a short position of 138,281 shares of Common Stock that was entered into prior to Bennett Lindenbaum becoming a reporting person.
Remarks:

Designated Filer:

Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:

Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:
October 23, 2026

Exhibit 99.2 - Joint Filer Information
Joint Filers:

1. Name:
Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:
Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:
Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:
Basswood Financial Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

5. Name:
Basswood Financial Fund, Ltd.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6. Name:
Basswood Opportunity Partners, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

7. Name:
Basswood Financial Long Only Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

Designated Filer:

Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:

Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:
October 23, 2026

Exhibit 99.3 - Joint Filers’ Signatures

________________________
Matthew Lindenbaum

__________________________
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:

Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Fund, LP

By: Basswood Capital Management, L.L.C.

By:

Name: Matthew Lindenbaum
Title: Managing Member

Designated Filer:

Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:

Dime Community Bancshares, Inc. [DCOM]
Date of Event Requiring Statement:
October 23, 2026

Basswood Financial Fund, Ltd.

By: Basswood Capital Management, L.L.C.

By:

Name: Matthew Lindenbaum
Title: Managing Member

Basswood Opportunity Partners, LP

By: Basswood Capital Management, L.L.C.

By:

Name: Matthew Lindenbaum
Title: Managing Member

Basswood Financial Long Only Fund, LP

By: Basswood Capital Management, L.L.C.

By:

Name: Matthew Lindenbaum
Title: Managing Member